UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

ALTEGRIS WINTON FUTURES FUND, L.P.
(Exact name of registrant as specified in its charter)

COLORADO	000-53348	84-1496732
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALTEGRIS PORTFOLIO MANAGEMENT, INC.
1200 Prospect Street Suite 400
La Jolla, California 92037
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 459-7040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 24, 2014, Jack L. Rivkin was elected as a director of the General Partner by the sole shareholder of the General Partner, and was appointed as the Chief Investment Officer of the General Partner by the directors of the General Partner.  The General Partner is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Jack L. Rivkin began his investment career as an Analyst at Mitchell Hutchins, where he later became Director of Research. He subsequently held several executive positions with Paine Webber, the acquirer of Mitchell Hutchins, including CFO of Paine Webber, CEO of Paine Webber Mitchell Hutchins (Paine Webber's equity trading and investment arm), Chairman of Mitchell Hutchins Asset Management and President of Paine Webber Capital. Mr. Rivkin later served as the Director of Global Research and Head of the Worldwide Equities Division of Lehman Brothers Inc. Following his time at Lehman Brothers, he was a Vice Chairman and Director of Global Research at Smith Barney (ultimately a subsidiary of Citigroup), and an Executive Vice President with Citigroup Investments making direct investments and leading an investment team. He was Chief Investment Officer and Head of Private Asset Management at Neuberger Berman and subsequently continued as a Trustee of the Neuberger mutual fund complex. Most recently, he was an Executive Adviser with Aquiline Capital Partners.  He earned his professional engineering degree from the Colorado School of Mines and his MBA from the Harvard Graduate School of Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2014

ALTEGRIS WINTON FUTURES FUND, L.P.
By: ALTEGRIS PORTFOLIO MANAGEMENT, INC. (d/b/a Altegris Funds), its general partner

By:	/s/ Kenneth I. McGuire
Name: Kenneth I. McGuire
Title: Chief Operating Officer